Utah Department of Commerce
Division of Corporations & Commercial Code
160 East 300 South, 2nd Floor, S.M. Box 146705
Salt Lake City, UT 84114-6705
Phone: (801) 530-4849
Toll Free: (877)526-3994 Utah Residents
Fax: (801) 530-6438
Web Site: http://www.commerce.utah.gov

Registration Number: 6211927-0142 March 20, 2013
Business Name: GEO POINT TECHNOLOGIES, INC.
Registered Date: MAY 09, 2006

CERTIFIED COPY OF ARTICLES OF CORRECTION

THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE ("DIVISION") HEREBY CERTIFIES THAT THE ATTACHED IS TRUE, CORRECT, AND COMPLETE COPY OF THE ARTICLES OF CORRECTION OF

GEO POINT TECHNOLOGIES, INC.

FOR APPROVAL AND FILING BY THIS OFFICE ON MARCH 18, 2013, AS APPEARS OF RECORD IN THE OFFICE OF THE DIVISION.

Kathy Berg
Director
Division of Corporations and Commercial Code

Date: 03/18/2013
Receipt Number: 5153320
Amount Paid: $24.00

RECEIVED
DK
MAR 18 2013
Utah Div. Of Corp. & Comm. Code

This form must be type written or computer generated.

State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Articles of Correction

CORRECTION

The Articles of Correction shall include:

Entity Number: 6211927-0142

Entity Name: Geo Point Technologies, Inc.

The corrected Articles **will** need to be attached to this document unless this form adequately defines correction along with the **non-refundable processing fee of: $12.00;**

(1) Any domestic or foreign entity may correct a document filed with the division if the document:
(a) contains an incorrect statement; or
(b) was defectively executed, attested, sealed, verified, or acknowledged.

(2) A document is corrected by delivering to the division for filing articles of correction that:
(a) Name the document to be corrected, including its filing date, or have a copy of it attached to the articles of correction;
Articles of Merger filed October 26, 2006.

(b) Specify what is incorrect and why it is incorrect;
All documents filed with the merger reflected that there were 100,000 shares outstanding in the California corporation when there were only 25,000 shares outstanding. The documents also reflected that the share exchange was one share for each share owned in the California corporation when it should have been four (4) shares of the Utah corporation for each one share owned in the California corporation.

(c) Type the correct statement;
Articles of Merger and Agreement and Plan of Merger - Geo Point California: Number of outstanding shares - 25,000; holders of shares of Geo Point California have received four (4) shares of Geo Point Utah for each share of Geo Point California.

(3) Articles of correction may be executed by any person who executed the document that is corrected.

Signature: [signature] Date: 3/15/2013

(4) Articles of correction have the same effective date as the effective date of the document they correct except as to persons relying on the uncorrected document and adversely affected by the correction. As to those persons, articles of correction are effective when filed.

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

03-18-13A10:27 RCVD

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 18th day of Mar 2013 in this office of this Division and hereby issued This Certificate thereof.

Examiner JS Date 3/19/13

[signature]
Kathy Berg
Division Director